FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR (G) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                        AMBAC FINANCIAL GROUP, INC.
           (Exact name of registrant as specified in its charter)


               DELAWARE                               13-3621676
      (State of incorporation or                    (I.R.S. Employer
             organization)                         Identification No.)

               ONE STATE STREET PLAZA, NEW YORK, NEW YORK  10004
        (Address of principal executive officers)       (Zip Code)

      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
      Instruction A.(c)(1), please check the following box. [x]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


       Securities to be registered pursuant to Section 12(b) of the Act:
          Title of each class               Name of each exchange on which
          to be so registered               each class is to be registered
        7.08% DEBENTURES DUE 2098              NEW YORK STOCK EXCHANGE

       Securities to be registered pursuant to Section 12(g) of the Act:
                                    NONE


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The material set forth in the section captioned "Description of the Debt Securities" in the Registrant's Form S-3 Registration Statement (Registration No. 333-43695) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on January 2, 1998 and the material set forth in the section captioned "Description of the Debentures" in the Prospectus Supplement of the Company filed with the Commission on April 1, 1998, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which shall supplement the Prospectus contained in the Registration Statement, is incorporated herein by reference.


ITEM 2.  EXHIBITS.

1. Form of the Registrant's 7.08% Debenture due 2098 (incorporated herein by reference to the Current Report of the Registrant on Form 8-K (File No. 001-10777) filed with the Commission on April 9, 1998).

2. Indenture dated as of April 1, 1998, between the Company and First National Bank as Trustee (incorporated herein by reference to the Current Report of the Registrant on Form 8-K (File No. 001-10777) filed with the Commission on April 9, 1998).



                                 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 21st day of April, 1998.

AMBAC FINANCIAL GROUP, INC.


By:  /s/  RICHARD B. GROSS
Name:  Richard B. Gross, Esq.
Title: Senior Vice President,
       General Counsel and Secretary,
       Ambac Financial Group, Inc.